                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 21, 1998


                         Elligent Consulting Group, Inc.
               (Exact name of registrant as specified in charter)


      Nevada                          33-14576-D             87-0453842
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
    of incorporation)                 File Number)         Identification No.)


                 152 West 57th Street, New York, New York 10019
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212-765-2915)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

         On August 1, 1998, Patra Capital Limited, a Delaware corporation ("Patra") and a wholly-owned subsidiary of Elligent Consulting Group Inc., a Nevada corporation (the "Registrant"), Patra Holdings LLC, a Delaware limited liability company ("Patra Holdings"), Conversion Services International, Inc., a Delaware corporation ("CSI"), Scott Newman ("Newman") and Glenn Peipert ("Peipert") (collectively, Newman and Peipert are referred to as the "CSI Shareholders") signed a Plan and Agreement of Merger providing for the merger of CSI with and into Patra (the "Merger") in accordance with the Delaware General Corporation Law (the "Delaware Act"). The Plan and Agreement of Merger provides that at the time of the filing of the Certificate of Merger in the office of the Secretary of State of the State of Delaware (the "Effective Time") the identity and separate existence of CSI shall cease and all of the rights, privileges, powers, franchises, properties and assets of CSI shall vest in Patra, as the surviving corporation in the Merger (the "Surviving Corporation"). The Plan and Agreement of Merger further provides that at the Effective Time, the CSI Shareholders shall, by virtue of the Merger and without any action on the part of the CSI Shareholders receive: (a) One
Million Five Hundred Thousand Dollars ($1,500,000.00) in cash (the "Cash");
(b) Eight Million Five Hundred Thousand Dollars ($8,500,000.00) in installment debt of Registrant and Patra, payable with interest, in accordance with the terms and conditions of two (2) Secured Installment Promissory Notes (the "Installment Promissory Notes") secured by a Pledge Agreement (the Installment Promissory Notes and the Pledge Agreement are attached as exhibits to the Plan and Agreement of Merger which is attached as Exhibit 2 hereto);
(c) One Hundred Thousand (100,000) shares of newly issued Restricted Shares of Elligent Common Stock (the "Additional Stock"); and (d) One Million (1,000,000) shares of newly issued Restricted Shares of Elligent Common Stock (the "Merger Stock"). The Cash, the Installment Promissory Notes, the
Additional Stock, and the Merger Stock is known as the "Merger Consideration."

         On September 21, 1998, subsequent to the filing of the

Certificate of Merger by the Registrant with the Secretary of State of Delaware the Merger became effective and the Merger Consideration was paid to the CSI Shareholders. A total of 1,100,000 shares of the authorized but unissued common stock of the Registrant were issued on September 21, 1998 to the CSI Shareholders as required by the Plan and Agreement of Merger. After the Merger, the CSI Shareholders own 7.56% of the shares of the Registrant.

         The source of the Cash paid as part of the Merger Consideration is the working capital of Registrant. The amount of the Cash paid was determined by arms length negotiation of the parties to the Plan and Agreement of Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (a)  Financial Statements of Business Acquired.

         It is impracticable to provide the required financial statements at the time of this report. The required financial statements will be filed within sixty (60) days hereof.

 (b)  Pro Forma Financial Information.

         It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within sixty (60) days hereof.

 (c)  Exhibits.

2 - Plan and Agreement of Merger dated as of August 1, 1998 by and among, Patra Capital Ltd., Patra Holdings LLC, Conversion Services International, Inc., Scott Newman and Glenn Peipert.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              ELLIGENT CONSULTING GROUP, INC.
                                   (Registrant)


                                   By: /s/ Edwin T. Brondo
                                      ------------------------------------------
                                      Edwin T. Brondo,
                                      Chief Financial Officer

Dated:  October 6, 1998

                                    EXHIBITS


                                                                            Page
                                                                            ----

Exhibit 2 - Plan and Agreement of Merger dated as August 1, 1998            5
            by and among Patra Capital Ltd, Patra Holdings LLC,
            Conversion Services International, Inc., Scott Newman
            and Glenn Peipert.
